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                                                                    Exhibit 8(d)



                          ACCOUNTING SERVICES AGREEMENT
                              TERMS AND CONDITIONS


         This Agreement is made as of February 21, 1996 by and between SCHWAB CAPITAL TRUST, (the "Fund"), a Massachusetts business trust, and PFPC INC. ("PFPC"), a Delaware corporation which is an indirect wholly-owned subsidiary of PNC Financial Corp.

         The Fund is registered as an open-end diversified investment company under the Investment Company Act of 1940 (the "1940" Act), as amended.

         The Fund wishes to retain PFPC to provide accounting services to each of the Fund's investment portfolios listed on Schedule A, as attached hereto ("Portfolio(s)"), and PFPC wishes to furnish such services.

         In consideration of the promises and mutual covenants herein contained, the parties agree as follows:

         1.  Definitions.

                  (a) "Authorized Person". The term "Authorized Person" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Governing Board, to give Oral and Written Instructions on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix to each Services Attachment to this Agreement. If
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PFPC provides more than one service hereunder, the Fund's designation of
Authorized Persons may vary by service.

                  (b) "Book-Entry System". The term "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                  (c) "CFTC". The term "CFTC" shall mean the Commodities Futures Trading Commission.

                  (d) "Governing Board". The Term "Governing Board" shall mean the Fund's Board of Directors if the Fund is a corporation or the Fund's Board of Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof.

                  (e) "Oral Instructions". The term "Oral Instructions" shall mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

                  (f) "PNC Bank, National Association". The term "PNC Bank" shall mean PNC Bank, National Association or a subsidiary or affiliate of PNC Bank.

                  (g) "SEC". The term "SEC" shall mean the Securities and Exchange Commission.

                  (h) "Securities and Commodities Laws". The terms the "1933 Act" shall mean the Securities Act of 1933, as amended, the "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, the "1940 Act" shall mean the Investment Company Act 1940,

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as amended, and the "CEA" shall mean the Commodities Exchange Act, as amended.

                  (i) "Services". The term "Services" shall mean the service provided to the Portfolios by PFPC.

                  (j) "Shares". The terms "Shares" shall mean the shares of stock of any series or class of the Fund, or, where appropriate, units of beneficial interest in a trust where the Fund is organized as a Trust.

                  (k) "Property". The term "Property" shall mean:

                       (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with PFPC or which PFPC may from time to time hold for the Fund;

                      (ii) all income in respect of any of such securities or other investment items;

                     (iii) all proceeds of the sale of any of such securities or investment items; and

                      (iv) all proceeds of the sale of securities issued by the Fund, which are received by PFPC from time to time, from or on behalf of the Fund.

                  (1) "Written Instructions". The term "Written Instructions" shall mean written instructions signed by two Authorized Persons and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile

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sending device.

         2. Appointment. The Fund hereby appoints PFPC to provide accounting services to each of the Portfolios listed on Schedule A, hereto, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services. The Fund may from time to time issue separate series or classes or classify and reclassify shares of such series or classes. PFPC shall identify to each such series or class property belonging to such series or class and in such reports, confirmations and notices to the Fund called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains.

         3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following:

                  (a) certified or authenticated copies of the resolutions of the Fund's Governing Board, approving the appointment of PFPC or its affiliates to provide services;

                  (b) a copy of the Fund's most recent effective registration statement;

                  (c) a copy of the Fund's advisory agreement or agreements;

                  (d) a copy of the Fund's distribution agreement or agreements;

                  (e) copies of any shareholder servicing agreements made in respect of the Fund; and

                  (f) certified or authenticated copies of any and all

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amendments or supplements to the foregoing.

         4.  Compliance with Government Rules and Regulations.

         PFPC undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, and the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund.

         5. Instructions. Unless otherwise provided in this Agreement, PFPC shall act only upon Oral and Written Instructions.

         PFPC shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. In the exercise of reasonable judgment, PFPC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Governing Board or of the Fund's shareholders.

         The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. The Fund further agrees that

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PFPC shall incur no liability to the Fund solely by reason of acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

         6.  Right to Receive Advice.

                  (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral or Written Instructions, from the Fund.

                  (b) Advice of Counsel. If PFPC shall be in doubt as to any questions of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's advisor or PFPC, at the option of PFPC).

                  (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC shall be entitled in good faith to rely upon and follow the advice of counsel.

                  (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral or Written Instructions.

         Nothing in this paragraph shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such

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directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

         7. Records. The books and records pertaining to the Fund, which are in the possession of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, or the Fund's Authorized Persons, shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person of the Fund, at the Fund's expense.

         PFPC shall keep the following records:

                  (a) all books and records with respect to the Fund's books of account;

                  (b)  records of the Fund's securities transaction;

                  (c) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act and as specifically set forth in Appendix A hereto.

         8. Confidentiality. PFPC agrees to keep confidential all records of the Fund and information relative to the Fund and its shareholders (past, present and potential), unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld. The Fund further agrees that, should PFPC

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be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PFPC shall not be required to seek the Fund's prior written consent before disclosing such information, but shall instead notify an officer of the Fund and obtain the officer's oral consent, which consent shall be timely and shall not be unreasonably withheld.

         9. Liaison with Accountants. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules. PFPC shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Fund from time to time.

         10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision of emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

         11. Compensation. The fees for services rendered by PFPC during the term of this Agreement shall be paid by the Fund to PFPC as may be agreed to in writing by the Fund and PFPC from time to

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time.

         12. Indemnification. The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action which PFPC takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or
(ii) upon Oral or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability to the Fund or its shareholders (or any expenses incident to such liability) arising out of PFPC's or it's affiliates' own willful misfeasance, gross negligence or reckless disregard of its duties and obligations under this Agreement.

         13. Responsibility of PFPC. PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC, in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be responsible for damages arising out of its failure to perform its duties under this Agreement arising out of PFPC's gross negligence. Notwithstanding the foregoing, PFPC shall not be responsible for

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losses beyond its reasonable control, provided that PFPC has acted in accordance with the standard of care set forth above; and provided further that PFPC shall only be responsible for that portion of losses or damages suffered by the fund that are attributable to the gross negligence of PFPC.

         Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC, in connection with its duties under this Agreement, shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (b) losses, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's reasonable control, including without limitation acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         14.  Description of Accounting Services.

                  (a) Services on a Continuing Basis. PFPC will perform the following accounting functions if required:

                          (i) Journalize each Portfolio's investment, capital share and income and expense activities;

                         (ii) Verify investment buy/sell trade tickets when received from the Fund's investment advisor

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                               and transmit trades to the Fund's custodian for
                               proper settlement;

                        (iii) Maintain individual ledgers for investment securities;

                         (iv)  Maintain historical tax lots for each security;

                          (v) Reconcile cash and investment balances of the Fund with the custodian, and provide the Fund's investment advisor with the beginning cash balance available for investment purposes;

                         (vi) Update the cash availability throughout the day as required by the Fund's advisor;

                        (vii) Post to and prepare the Fund's Statement of Assets and Liabilities and the Statement of Operations;

                       (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

                         (ix) Monitor the expense accruals and notify Fund management of any proposed adjustments;

                          (x) Control all disbursements from the Fund and authorize such disbursements upon Written Instructions;

                         (xi)  Calculate capital gains and losses;

                        (xii)  Determine each Portfolio's net income;

                       (xiii)  Obtain security market quotes from independent

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                               pricing services approved by the Advisor, or if
                               such quotes are unavailable, then obtain such prices from the Advisor, and in either case calculate the market value of each Portfolio's investments;

                        (xiv) Transmit or mail a copy of the daily portfolio valuation to the Advisor;

                         (xv) Compute the net asset value of each class or series of shares in the Fund;

                        (xvi) As appropriate, compute each Portfolio's yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

                       (xvii) Prepare a monthly financial statement, which will include the following items:

                                   Schedule of Investments

                                   Statement of Assets and Liabilities

                                   Statement of Operations

                                   Statement of Changes in Net Assets
                                   Cash Statement

                                   Schedule of Capital Gains and Losses.

                  (b) PFPC will provide the Funds' Administrator with the following services:

                         (i)   Assist with preparation of:

                                   Federal and State Tax Returns

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                                   Excise Tax Returns

                                   Annual and Semi-Annual Shareholder
                                   Reports

                                   Rules 24(e)-2 and 24(f)-2 Notices;

                        (ii) Assist in the Blue Sky and Federal registration and compliance process;

                       (iii)   Assist in the review of registration statements;
                               and

                        (iv) Assist in monitoring compliance with Sub-Chapter M of the Internal Revenue Code.

         15. Duration and Termination. This Agreement shall continue in full force and effect with respect to each Portfolio, unless terminated as hereinafter provided or amended by mutual, written agreement of the parties hereto. This Agreement may be terminated by either party by an instrument in writing delivered, faxed or mailed, postage prepaid, to the other party, such termination to take effect on the date stated therein, which date shall not be sooner than sixty (60) days after the date of such delivery or mailing.

         16. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is

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delivered. Notices shall be addressed (a) if to PFPC at PFPC's address, 103
Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at the address of the Fund; or (C) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication.

         17. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. Delegation. PFPC may, with the prior written consent of the Fund, which such consent may not be unreasonably withheld, assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PFPC or PNC Financial Corp, provided that (i) PFPC gives the Fund a minimum of thirty (30) days in which to decide and consent by written notice; (ii) the delegate agrees with PFPC to comply with all relevant provisions of this Agreement and the 1940 Act; and (iii) PFPC and such delegate promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. A copy of the Declaration of the

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Fund is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Fund by the undersigned officer of the Fund in his/her capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

         21. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated and/or Oral Instructions.

         A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given by the Fund by the undersigned officer of the Fund in his/her capacity as an Officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         This Agreement shall be deemed to be a contract made in California and governed by California law. If any provision of this Agreement shall be held or made invalid by a court decision,

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statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


                                            PFPC INC.

                                            By:   /s/ Joseph T. Gramlich
                                                  --------------------------
                                                      Joseph T. Gramlich

                                            Title:    Senior Vice President


                              SCHWAB CAPITAL TRUST

                                            By:   /s/ William J. Klipp
                                                  --------------------------
                                                  William J. Klipp

                                            Title: Senior Vice President and
                                                   Chief Operating Officer


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                                   Appendix A
                        [List of Books and Records to be
                               Maintained by PFPC]

         Subject to Section 7, PFPC will keep and maintain the following books and records of each Portfolio pursuant to Rule 31a-1 under the Investment Company Act of 1940 (the "Rule"):

         a. Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash, and all other debits and credits, as required by subsection (b) (1) of the Rule;

         b. General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b) (2) (i) of the Rule;

         c. Separate ledger accounts required by subsection (b) (2) (ii) and
(iii) of the Rule; and

         d. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b) (8) of the Rule.



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                                   SCHEDULE A


                               Schwab S&P 500 Fund




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